UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

WASHINGTON GROUP INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0565601
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

720 Park Boulevard, Boise, Idaho	83712
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Common Stock, par value $.01 per share	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Explanatory Note

This registration statement relates to the shares of common stock, par value $.01 per share (the “Common Stock”) of Washington Group International, Inc. (the “Company”).  This registration statement is filed with the Securities and Exchange Commission (the “SEC”) in connection with the filing by the Company of an application to list the Common Stock on the New York Stock Exchange (the “NYSE”).  The Company expects that the Common Stock will be listed on the NYSE on March 27, 2007.

Item 1.             Description of Registrant’s Securities to be Registered.

A description of the Common Stock is incorporated herein by reference to the Company’s Registration Statement on Form S-4 (File No. 33-63862), filed with the SEC on June 3, 1993, and all amendments and reports filed for the purpose of updating that description.

Item 2.      Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WASHINGTON GROUP INTERNATIONAL, INC.

By:	/s/ Craig G. Taylor
Name:	Craig G. Taylor
Title:	Vice President and Corporate Secretary

Date: March 9, 2007